                                                                    Exhibit 99.3

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE           EAGLE FOOD CENTERS

                                P.O. Box 6700, Rock Island, Illinois 61204-6700 Executive Offices & Distribution Center
                                Route 67 & Knoxville Road, Milan, Illinois 61264
                                Telephone: 309-787-7700/Fax: 309-787-7895


Analyst Contact:  Pat Hanrahan, Investor Relations
                  Eagle Food Centers 309-787-7730

Media Contacts:   Jacqueline K. Debowski, Public Relations
                  Eagle Food Centers 309-787-7873

                  John Digles
                  The MWW Group 312-853-3131
                  Email address: jdigles@mww.com

               EAGLE FOOD CENTERS PURSUES STRATEGIC RESTRUCTURING;
                              FILES FOR CHAPTER 11
                    SIGNED DEFINITIVE AGREEMENT WITH LARGEST
                            INSTITUTIONAL BONDHOLDERS


         MILAN, ILLINOIS, February 29, 2000 -- Eagle Food Centers, Inc., (NASDAQ: EGLE), a full service, regional supermarket chain operating under the trade names "Eagle Country Market" and "BOGO's", today filed a voluntary petition under Title 11 of the United States Code (the "Bankruptcy Code") in United States Bankruptcy Court for the District of Delaware. The Company stated that it intends to file a plan of reorganization (The "Plan") to restructure the Company's capital structure. The critical terms of The Plan were negotiated with the Company's largest secured lender, Congress Financial, and the largest identifiable unsecured institutional holders prior to the bankruptcy filing.

         Eagle has definitive lock-up agreements from the largest identifiable institutional holders of their 8 5/8% Senior Notes due April 15, 2000 (the "Senior Notes"), representing approximately $29 million of the estimated $30 million of institutional holders. The identified institutional holders have agreed to vote in favor of the Plan as filed today and have accordingly executed their lock-up agreements. The Plan provides for, among other things, replacement of the Senior Notes with new notes (the "New Senior Notes") that have the following material terms and conditions; (i) a maturity date of April 15, 2005,
(ii) an interest rate to 11%, (iii) a $15 million reduction of outstanding principal by Eagle upon the effective date of the Plan; and (iv) Eagle may, at its option, redeem the New Senior Notes at 100% of the principal amount outstanding at the time of redemption. In addition, under the Plan, Eagle proposes to give 15% of the fully-diluted common stock of Eagle to the holders of the Senior Notes, some of which can be returned to Eagle (up to 10%) upon the occurrence of certain conditions.

         Eagle has entered into a $50 million interim Debtor-in-Possession (DIP) financing through Congress Financial to ensure its ability to fund continuous operations and meet ongoing financial commitments to vendors and employees. The Company will continue operating 64 stores in Illinois and Iowa with forecasted sales of over $800 million next year after closing 19 underperforming locations.

         "The strong capital structure provided by this proposed Plan will enable us to move forward with a renewed focus on growing sales through an aggressive marketing campaign supported by ongoing cost-management programs," said Jeffrey Little, President and CEO of Eagle Food Centers, Inc. "In particular, this reorganization will permit Eagle to continue to build, remodel and replace stores to better compete in the markets we serve."

         While the Company has made progress in its turnaround efforts, management and the Board of Directors have determined that Eagle Food Centers must take these immediate steps to reorganize its operations and restructure its debt obligations to ensure the availability of sufficient resources to fund continued operations. "This action will allow the Company to achieve its restructuring objectives in a timely and orderly manner," said Robert Kelly, Chairman of Eagle Food Centers, Inc.

         Eagle has retained Jefferies & Co. as financial advisors throughout the restructuring process.

         Eagle Food Centers, Inc., is a leading regional supermarket chain headquartered in Milan, Illinois, operating 83 stores in central Illinois, eastern Iowa, and northwestern Indiana.

                                       ###

         This press release may include statements that constitute "forward-looking" statements. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.